Exhibit 99.1

Optinose Announces Preliminary Third Quarter 2020 XHANCE Net Revenue of $15.4 Million

Preliminary XHANCE Net Revenue Growth of 78% Compared to Third Quarter 2019 and 50% Compared to Second Quarter 2020

Conference Call and Webcast to be held November 5, 2020 at 8:00 a.m. Eastern Time

YARDLEY, Pa., Oct. 22, 2020— Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today announced preliminary XHANCE® net product revenues of $15.4 million for the three months ended September 30, 2020. XHANCE net product revenues increased 78% compared to the three months ended September 30, 2019, and 50% compared to the three months ended June 30, 2020.

This financial information is preliminary and subject to change. The Company expects to report full financial results for the third quarter of 2020 and corporate updates before market open on Thursday, November 5, 2020.

“We are pleased with the continued growth in demand for XHANCE as evidenced by preliminary third quarter net product revenues of $15.4 million,” stated CEO Peter Miller. “By exceeding the third quarter 2020 net revenue threshold specified in our debt facility, we open up the option to draw an additional $20 million to add to our cash position, which would extend our cash runway and enable us to continue to focus on our growth strategy. We look forward to providing a full update on the fifth of November.”

Company to Host Conference Call
Members of the Company’s leadership team will host a conference call starting at 8:00 a.m. Eastern Time on Thursday, November 5, 2020 to discuss financial results and corporate updates.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until Thursday, November 12, 2020 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID # 4167801. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

Exhibit 99.1
About Optinose
Optinose is a global specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: XHANCE demand; preliminary XHANCE® net product revenues for the quarter ended September 30, 2020 and growth rate over prior periods; the option to draw an additional $20 million under the Company’s debt facility and, if drawn, the potential for such funds to extend the Company’s cash runway; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives; and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the potential for preliminary XHANCE net product revenues and resulting growth rates over prior periods to change in connection with the finalization of the Company’s financial results for the third quarter of 2020; the extent and duration of the COVID-19 pandemic and its impact on the Company’s business, results of operations and financial condition; physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); the Company’s ability to grow XHANCE prescriptions and net revenues; unanticipated costs and expenses; the Company's ability to comply with the conditions applicable to the availability of the $20 million draw under its debt facility and the Company’s ability to comply with the other covenants and terms of the facility; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531